                              VALUE HEALTH, INC.


        EXHIBIT 11 - SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                  (UNAUDITED)

   --------------------------------------------------------------------
                                           THREE MONTHS ENDED
                                                  MARCH 31,
                                         ------------------------------
                                               1997           1996
   --------------------------------------------------------------------
     NET EARNINGS                          $19,246,000    $19,094,000

   ====================================================================

     Weighted Average Number Of Shares
      Outstanding During The Period         54,540,078     54,697,443
     Add:
      Common Stock Equivalent Shares
       Represented By Employer Stock
       Options Granted Related To
       Stock Plans                           1,022,505        427,898
   --------------------------------------------------------------------

     Weighted Average Number Of Common
      Shares Used In The Computation Of
      Net Earnings Per Share                55,562,583     55,125,341

   ====================================================================
     NET EARNINGS PER SHARE                $      0.35    $      0.35
   ====================================================================

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